SUB-ITEM 77Q1(a): Exhibits
SELIGMAN GLOBAL FUND SERIES, INC.


ARTICLES SUPPLEMENTARY
dated November 19, 2001

Incorporated by reference to post-effective amendment no. 31 to registrant's registration statement on Form N-1A filed on November 30, 2001 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.



ARTICLES OF AMENDMENT AND RESTATEMENT
OF ARTICLES OF INCORPORATION

Incorporated by reference to post-effective amendment no. 27 to registrant's registration statement on Form N-1A filed on March 1, 1999 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.



SUB-ITEM 77Q1(d): Exhibits
SELIGMAN GLOBAL FUND SERIES, INC.


ARTICLES SUPPLEMENTARY
dated November 19, 2001

Incorporated by reference to post-effective amendment no. 31 to registrant's registration statement on Form N-1A filed on November 30, 2001 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.



ARTICLES OF AMENDMENT AND RESTATEMENT
OF ARTICLES OF INCORPORATION

Incorporated by reference to post-effective amendment no. 27 to registrant's registration statement on Form N-1A filed on March 1, 1999 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.



PLAN OF MULTIPLE CLASSES OF SHARES (FIVE CLASSES) PURSUANT TO RULE 18F-3 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

Incorporated by reference to post-effective amendment no. 31 to registrant's registration statement on Form N-1A filed on November 30, 2001 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.